UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

FGL Holdings

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37779	98-1354810
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor Boundary Hall, Cricket Square Grand Cayman, Cayman Islands KY1-1102
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: 1 (345) 947-5614

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Certain Officers.

On March 29, 2019, FGL Holdings (the “Company”) entered into a prospective leadership transition agreement with its Chief Financial Officer Dennis Vigneau, who will retire effective December 31, 2019. Mr. Vigneau will continue with the Company as its CFO until a new CFO is identified by the Company, at which time, Mr. Vigneau will assume a non-executive advisor role until his retirement. Mr. Vigneau and the Company entered into a transition agreement in connection with his retirement and eventual transition from CFO to an advising role, which agreement includes the following payments: (i) continued base salary through 2019; (ii) a 2019 fixed performance bonus of $500,000; (iii) a $500,000 bonus upon the Company’s hiring of a permanent CFO; (iv) bonuses equal to $200,000 contingent upon the completion of certain strategic initiatives; (v) full severance benefits under Mr. Vigneau’s employment agreement equal to $330,000; (vi) an amount no greater than $40,000 for reasonable attorneys’ fees for the negotiation of the transition agreement; and (vii) accelerated vesting of certain options held by Mr. Vigneau.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FGL HOLDINGS

Date: April 2, 2019	By:	/s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Secretary and General Counsel